UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2021

Blackstone Mortgage Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-14788	94-6181186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 24th Floor

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 655-0220

N/A

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	BXMT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2021, Blackstone Mortgage Trust, Inc. (the “Company” or “BXMT”) announced that the Company’s board of directors has appointed Katharine A. Keenan, the Company’s President, to serve as the Company’s Chief Executive Officer and elected her as a director, in each case, effective as of June 30, 2021. Ms. Keenan will continue to serve as the Company’s President.

Ms. Keenan, 36, has served as the Company’s President since February 2020. She joined the Company’s management team in January 2018 and served as the Company’s Executive Vice President, Investments from January 2019 until February 2020. Ms. Keenan is also a senior managing director of the Real Estate Debt Strategies group (“BREDS”) at The Blackstone Group Inc. (“Blackstone”). As President of BXMT, Ms. Keenan focuses on the Company’s investments, operations and strategy. She also originates loans and other investments for BXMT as well as for other investment vehicles managed by BREDS. Before joining Blackstone in 2012, Ms. Keenan held positions at G2 Investment Group, Lubert-Adler Real Estate Funds and in the Real Estate Investment Banking Group at Lehman Brothers. Ms. Keenan graduated cum laude with an A.B. in History from Harvard College. She sits on the advisory board of NYPEN Real Estate, is a member of WX New York Women Executives in Real Estate, and sits on the board of directors of Getting Out and Staying Out.

Ms. Keenan’s appointment coincides with the resignation, effective June 30, 2021, of Stephen D. Plavin as Chief Executive Officer and a director of the Company. Mr. Plavin remains a senior managing director and key member of the BREDS leadership team and will oversee BREDS’ European platform.

The selection of Ms. Keenan to serve as the Company’s Chief Executive Officer and director was not pursuant to any arrangement or understanding with any other person. There are no family relationships between Ms. Keenan and any director or executive officer of the Company and there are no transactions between Ms. Keenan and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On May 19, 2021, the Company issued a press release announcing the appointment of Ms. Keenan to serve as the Company’s Chief Executive Officer and her election as a director. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of Blackstone Mortgage Trust, Inc. dated May 19, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE MORTGAGE TRUST, INC.

Date: May 19, 2021

	By:	/s/ Leon Volchyok
	Name:	Leon Volchyok
	Title:	Chief Legal Officer and Secretary